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                                                                   EXHIBIT 10.22



                 LIMITED PARTNERSHIP INTEREST PURCHASE AGREEMENT


           THIS LIMITED PARTNERSHIP INTEREST PURCHASE AGREEMENT (this "AGREEMENT") is made as of the 30th day of June, 1998 by and among Cargill Leasing Corporation, a Delaware corporation ("Cargill") and Third Coast SPC-I, L.L.C., a Delaware limited liability company ("SPC", and together with Cargill, "SELLERS"), Third Coast GP-I, L.L.C., an Illinois limited liability company ("GENERAL PARTNER") and DVI Financial Services Inc., a Delaware corporation ("BUYER").

                                    RECITALS

         A. Cargill and SPC own all of the limited partnership interests (the "INTERESTS") in Third Coast Venture Lease Partners I, L.P. (the "PARTNERSHIP").

         B. Buyer desires to purchase, and Sellers desire to sell the Interests, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, for and in consideration of the foregoing recitals and the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         1.1 Certain Definitions. The following terms used in this Agreement have the indicated meanings:

           "ADVERSE CLAIMS" means all pledges, liens, security interests, charges, mortgages, claims and other encumbrances and third party interests and material defects of title of any nature whatsoever.

           "AFFILIATE" means with respect to any person or entity, any other person or entity controlling, controlled by or under common control with such person or entity and any officer or director of any such entity.

           "CLOSING DATE" means June 30, 1998 or such other date as the parties may agree.

           "CODE" means the Internal Revenue Code of 1986, as amended.

           "CONTRACTS" means all contracts, agreements, commitments and arrangements, oral or written entered into by the Partnership.
           "PERMITTED ENCUMBRANCES" means those Adverse Claims listed on
Schedule 3.7 hereto.


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   1.2   Construction.

           (a) Unless the context of this Agreement clearly requires otherwise, the plural includes the singular, the singular includes the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning of the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and other similar terms in this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement.

           (b) Neither this Agreement nor any uncertainty or ambiguity herein may be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties and their respective counsel and is entitled to be construed and interpreted according to the ordinary meaning of the words used so as to accomplish the purposes and intentions of all parties hereto fairly.


                                    ARTICLE 2
                         PURCHASE AND SALE OF INTERESTS;
                         PURCHASE PRICE AND ADJUSTMENTS

   2.1 Sale and Transfer of Interests. Subject to and in accordance with the terms and conditions of this Agreement, on the Closing Date, Cargill shall convey, transfer, deliver and assign to Buyer, and Buyer shall accept from Cargill, all of Cargill's Interests.

   2.2 Purchase Price. The aggregate purchase price to be paid by Buyer for the Interests and General Partner's consent to the sale thereof is Seven Million Six Hundred Six Thousand Four Hundred Ninety-Four Dollars ($7,606,494.00) (the "PURCHASE PRICE"). Buyer shall pay the Purchase Price to Cargill and the Partnership by wire transfer on the Closing Date as follows:

         (a) in an amount equal to 99% of the Purchase Price, paid by Buyer to Cargill; and

         (b) in an amount equal to 1% of the Purchase Price, paid by Buyer to the Partnership for distribution to the General Partner.

   2.3 Excise and Property Taxes. Buyer shall pay any and all sales, use, excise, transfer, recordation, documentary and conveyance taxes or fees, except income tax of Sellers, payable or assessable in connection with or as a result of the transfer of the Interests under the terms of this Agreement and the transactions contemplated hereby. Buyer shall not be responsible for any business, occupation, withholding, franchise, income, possessory interest or similar tax or assessment or any other tax or fee of any kind relating to any period on or prior to the Closing Date with respect to Sellers, the Interests or the Partnership, nor for any escape or supplemental assessment or increase in any such tax, assessment or fee relating to such period, all of which are the responsibility of Sellers or the Partnership, as applicable.


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   2.4 Partnership Expenses. Other than for GAAP and income tax purposes, income and expenses associated with the Interests through May 31, 1998 is for the account of Cargill and after May 31, 1998 for the account of Buyer. All advance payments to, or monies of, third parties on deposit with the Partnership including advance payments and deposits, will be retained by the Partnership.


                                    ARTICLE 3
                REPRESENTATIONS AND WARRANTIES OF GENERAL PARTNER

           As a material inducement to Buyer to enter into this Agreement, General Partner represents and warrants the following for the benefit of Buyer as of the date hereof:

   3.1 Organization and Qualification. The Partnership is a limited partnership validly existing and in good standing under the laws of the state of Delaware; and is qualified and licensed to do business and is in good standing in any state in which the conduct of its business or its ownership of property requires that it be so qualified or licensed, and has the power and authority (corporate and otherwise) to execute and carry out the terms of any contracts to which it is a party, to own its assets and to carry on its business as currently conducted.

   3.2 Capitalization. The Partnership's authorized capitalization consists solely of general partnership interests all of which are held by General Partner and limited partnership interests, all the economic benefits of which are held by Cargill and a nominal interest being held by SPC (such issued and outstanding limited partnership interests have been previously defined as the "INTERESTS"). All of the Interests have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of any agreement or other understanding, and were issued in compliance with the certificate of limited partnership and the Partnership Agreement of the Partnership and all applicable federal and state securities laws and regulations. The Partnership has no other equity securities or other evidence of ownership of the Partnership outstanding other than the Interests possessed by Sellers and the general partnership interest held by General Partner. There are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, rights or other contracts to purchase or otherwise acquire, issue, sell or otherwise dispose of any securities of the Partnership.

   3.3 Authority. General Partner has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and the documents, instruments and certificates to be executed and delivered by it pursuant to this Agreement. The execution, delivery and performance of this Agreement by General Partner and all documents, instruments and certificates made or delivered by it pursuant to this Agreement, and the transactions contemplated thereby, have been duly authorized by all necessary action on the part of General Partner.

   3.4 Enforceability. The terms and provisions of this Agreement and all documents, instruments and certificates made or delivered from time to time by General Partner hereunder


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and thereunder constitute valid and legally binding obligations of General
Partner, enforceable as against such General Partner in accordance with the terms hereof and thereof.

   3.5 Approvals. The execution, delivery and performance of this Agreement by General Partner, do not and will not require any registration with, consent or approval of, notice to, or any action by any person or governmental authority.

   3.6   Compliance with Other Instruments.

           (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder (i) are not and will not result in a breach or violation of any agreement or instrument by which the Partnership or any of its assets are bound; (ii) will not result in the creation of a lien or Adverse Claim on any assets of the Partnership, and (iii) will not result in a breach or violation of any term or provision of the charter documents of General Partner or any contract, agreement, franchise, license, lease, indenture, mortgage, loan agreement, note, order, permit or judgment as to which General Partner is a party, in each case the effect of which would materially impair, restrict or condition the ability of General Partner to perform its obligations under this Agreement.

           (b) The Partnership has complied with in all material respects all provisions of, and is not in breach or default under any material franchise, license, lease, indenture, mortgage, loan agreement, note, contract, agreement, commitment, arrangement, order, permit, judgment, instrument or other authorization, right, restriction or obligation to which it is a party or by which it or any of its Assets may be bound or affected.

   3.7 Title and Encumbrances. The Partnership has title to its assets, free and clear of Adverse Claims of any nature, whether accrued, absolute, contingent or otherwise, other than Permitted Encumbrances.

   3.8 Taxes. All material assessments and taxes, whether real, personal or otherwise, due or payable by or imposed, levied or assessed against the Partnership, or its property have been paid in full before delinquency or before the expiration of any extension period; and the Partnership has made due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law, except only for items that the Partnership is currently contesting diligently and in good faith and that have been fully disclosed in writing to Buyer.

   3.9 No Interest in Other Entities. Except as set forth on Exhibit 3.9, the Partnership does not have any investment in or owns any securities of any corporation, association, partnership, joint venture or other organization, public or private, except for certificates of deposit, commercial paper, money market funds and similar money equivalents.

   3.10 Certificate of Formation, Partnership Agreement, Minute Books and Interest Books. Copies of the certificate of limited partnership and of the Partnership Agreement of the Partnership have been delivered to Buyer, and they are true, correct and complete copies thereof.


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The Partnership has no minute book. There are no minutes of meetings or consents in lieu of meeting of the General Partner and the limited partners of the Partnership. If any interests are certificated, no duplicate certificate has been issued at any time heretofore; no transfer has been made without surrender of the proper certificate duly endorsed; and all certificates so surrendered have been duly canceled and are attached to the proper stubs with all necessary assignments (or similar documentation) attached thereto. Any stamp taxes on all issues and transfers of interests have been paid.

   3.11 Business. The Partnership has all franchises and authorizations legally required to conduct its business, all of which are in full force and effect and are not in known conflict with the rights of others.

   3.12 Employees. The Partnership has no and has never had any employees.

   3.13  Litigation.

           (a) There is no claim or controversy, or legal, administrative or other proceeding or governmental investigation, hearing, complaint, appeal, show cause or special relief proceeding pending or, to the knowledge of General Partner after due investigation, threatened against General Partner or affecting any of the Interests or the Partnership and its current and future operations, or which would impair the ability or capacity of General Partner to perform its obligations under this Agreement. Neither the Interests nor the Partnership are subject to any order, writ, injunction, judgment or decree of any federal, state or local court, department, agency or instrumentality, nor has the Partnership received, any written inquiry from any federal, state or local governmental agency concerning the operation of the Partnership which remains unresolved on the date of this Agreement.

           (b) There are no proceedings, including investigations or inspections, pending against the Partnership or, to the knowledge of General Partner after due investigation, threatened against the Partnership nor are there any pending negotiations or demands involving General Partner or the Partnership, by any federal, state or local governmental agency, or any other person or entity to currently or hereafter terminate, suspend, modify, restrict or materially and adversely change any of the terms, provisions or conditions of the rights of General Partner or the Partnership, or which would result in any material obligation with regard to the Interests, the Partnership or Buyer.

   3.14 Compliance with Laws. The Partnership is in compliance in all material respects with all applicable laws, rules or regulations of the United States of America or of any state, county, municipality or other political subdivision or any agency of any of the foregoing having jurisdiction over the Partnership.

   3.15 Equipment. The Partnership is the sole owner of, and has good and marketable title to the equipment listed on Exhibit 3.16, free and clear of all Adverse Claims other than Permitted encumbrances. Exhibit 3.16 is a true and complete list of all equipment and other property which the Partnership owns. To the knowledge of General Partner the equipment


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owned, operated or leased by the Partnership is in good condition and repair
(except for such ordinary wear and tear), free of any structural or engineering defect, is suitable for the conduct of the business of the Partnership as presently conducted and as presently proposed to be conducted, do not require any maintenance or repairs by the Partnership and all such equipment conforms in all material respects with all applicable laws and other requirements currently relating thereto.

         3.16 Contracts. Exhibit 3.17 is a true and complete list of all material Contracts as of May 31, 1998 ("MATERIAL CONTRACTS") to which the Partnership is a party and with respect to the Material Contracts all (i) customer names, lease numbers, quantities of equipment, terms of the contracts, rentals payable by the customer in connection therewith, purchase option amounts and customer rights, if applicable, and billing cycles and plans, and (ii) in the case of finance leases or installment sales, the interest rate factors, the remaining minimum lease payments including residual value, the current gross finance receivable amount and lease installment amount, and such other details regarding such transactions as shall have been or be reasonably requested by Buyer. The Partnership has not collected in advance more than an amount equal to one month's payment under any Contract, assuming such Contract has been fully funded by the Partnership. There is no material default under any Material Contract by the Partnership and to the knowledge of General Partner by any other party. Each Material Contract was originated by the Partnership in the ordinary course of its business in accordance with its regular credit approval process and does not contravene any laws, rules or regulations applicable thereto. No Material Contract has been originated in, or be subject to the laws of, any jurisdiction whose laws would make the terms hereof or any transaction contemplated hereby unlawful. At the time each Material Contract was entered into, the Partnership took, and since has taken, all necessary action to create, perfect and maintain its security interest in each piece of equipment subject to each such Material Contract and in other property intended to collateralize the obligations of any obligor to it under each such Material Contract.

         3.17 Real Properties. The Partnership does not own or lease nor has it at any time owned or leased any real property.

         3.18 Financial Condition. All financial statements relating to the Partnership or its assets that have been delivered to Buyer fairly present in all material respects the financial condition and results of operation of the Partnership as of the date thereof and have been prepared in accordance with GAAP, except for interim statements. The Partnership has no material obligations or liabilities of any kind not disclosed in that financial information other than the Contracts and, since the date of the financial statements, incurred in the ordinary course of business, and there has been no material adverse change in the financial condition of the Partnership since the date of the most recent financial statements submitted to Buyer.

         3.19 Books and Records. The books of account and other financial and company records of the Partnership are in all material respects accurate and complete (subject to normal year-end audit adjustments, which in the aggregate are not material), are maintained in all material respects in accordance with GAAP and customary industry practices and all laws applicable to the Partnership.


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         3.20 Representations. These representations and warranties contained in this Agreement are exclusive and Buyer has relied no others, except as otherwise set forth herein.


                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF CARGILL

           As a material inducement to Buyer to enter into this Agreement, Cargill represents and warrants the following for the benefit of Buyer as of the date hereof:

         4.1 Organization and Qualification. To its actual knowledge without any investigation, inquiry or review of its records or of the General Partner, the Partnership is a limited partnership validly existing and in good standing under the laws of the state of Delaware; and is qualified and licensed to do business and is in good standing in any state in which the conduct of its business or its ownership of property requires that it be so qualified or licensed, and has the power and authority (corporate and otherwise) to execute and carry out the terms of any contracts to which it is a party, to own its assets and to carry on its business as currently conducted.

         4.2 Capitalization. To its actual knowledge without any investigation, inquiry or review of its records or of the General Partner, (i) the Partnership has no other equity securities or other evidence of ownership of the Partnership outstanding other than the Interests possessed by Sellers and the general partnership interest held by General Partner; (ii) there are, and have been, no preemptive rights applicable to the issuance of the Interests; (iii) there are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, rights or other contracts to purchase or otherwise acquire, issue, sell or otherwise dispose of any securities of the Partnership.

         4.3 Interest Ownership. Cargill is the lawful owner of record and beneficially of the issued and outstanding Interests as indicated in Section 3.2 (the "CARGILL INTERESTS"), free and clear of all Adverse Claims, including any agreements, proxies, subscriptions, options, warrants, calls, commitments or rights of any character granting to any person any interest in or right to acquire at any time, or upon the happening of any stated event, any of the Cargill Interests.

         4.4 Authority. Cargill has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and the documents, instruments and certificates to be executed and delivered by it pursuant to this Agreement. The execution, delivery and performance of this Agreement by Cargill and all documents, instruments and certificates made or delivered by it pursuant to this Agreement, and the transactions contemplated thereby, have been duly authorized by all necessary action on the part of such Cargill.

         4.5 Enforceability. The terms and provisions of this Agreement and all documents, instruments and certificates made or delivered from time to time by Cargill hereunder and thereunder constitute valid and legally binding obligations of Cargill, enforceable as against it in accordance with the terms hereof and thereof.


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         4.6 Approvals. The execution, delivery and performance of this
Agreement by Cargill do not and will not require any registration with, consent or approval of, notice to, or any action by any person or governmental authority.

         4.7 Compliance with Other Instruments.

           (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder (i) to its actual knowledge without any investigation, inquiry or review of its records or of the General Partner, are not and will not result in a breach or violation of any agreement or instrument by which the Partnership or any of its assets are bound; (ii) to its actual knowledge without any investigation, inquiry or review of its records or of the General Partner, will not result in the creation of a lien or Adverse Claim on any assets of the Partnership, and (iii) will not result in a breach or violation of any term or provision of the charter documents of Cargill or any contract, agreement, franchise, license, lease, indenture, mortgage, loan agreement, note, order, permit or judgment as to which Cargill is a party, in each case the effect of which would materially impair, restrict or condition the ability of Cargill to perform its obligations under this Agreement.

           (b) To its actual knowledge without any investigation, inquiry or review of its records or of the General Partner, the Partnership has complied within in all material respects all provisions of, and is not in breach or default under any material franchise, license, lease, indenture, mortgage, loan agreement, note, contract, agreement, commitment, arrangement, order, permit, judgment, instrument or other authorization, right, restriction or obligation to which it is a party or by which it or any of its Assets may be bound or affected.

         4.8 Title and Encumbrances. To its actual knowledge without any investigation, inquiry or review of its records or of the General Partner, the Partnership has title to its assets, free and clear of Adverse Claims of any nature, whether accrued, absolute, contingent or otherwise, other than Permitted Encumbrances.

         4.9 Taxes. To its actual knowledge without any investigation, inquiry or review of its records or of the General Partner, all material assessments and taxes, whether real, personal or otherwise, due or payable by or imposed, levied or assessed against the Partnership, or its property have been paid in full before delinquency or before the expiration of any extension period; and the Partnership has made due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law, except only for items that the Partnership is currently contesting diligently and in good faith and that have been fully disclosed in writing to Buyer.

         4.10 No Interest in Other Entities. To its actual knowledge without any investigation, inquiry or review of its records or of the General Partner, except as set forth on Exhibit 3.09, the Partnership does not have any investment in or owns any securities of any corporation, association, partnership, joint venture or other organization, public or private, except for certificates of deposit, commercial paper, money market funds and similar money equivalents.


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         4.11 Business. To its actual knowledge without any investigation, inquiry or review of its records or of the General Partner, the Partnership has all franchises and authorizations, legally required to conduct its business, all of which are all in full force and effect and are not in known conflict with the rights of others.

         4.12 Employees. To its actual knowledge without any investigation, inquiry or review of its records or of the General Partner, the Partnership has no and has never had any employees.

         4.13 Litigation.

           (a) There is no claim or controversy, or legal, administrative or other proceeding or governmental investigation, hearing, complaint, appeal, show cause or special relief proceeding pending or, to the best of Cargill's knowledge after due investigation, threatened against Cargill or affecting any of the Cargill Interests, or which would impair the ability or capacity of Cargill to perform its obligations under this Agreement. The Cargill Interests are not subject to any order, writ, injunction, judgment or decree of any federal, state or local court, department, agency or instrumentality.

           (b) To its actual knowledge without any investigation, inquiry or review of its records or of the General Partner, there is no claim or controversy, or legal, administrative or other proceeding or governmental investigation, hearing, complaint, appeal, show cause or special relief proceeding pending or threatened against the Partnership and its current and future operations. To its actual knowledge without any investigation, inquiry or review of its records or of the General Partner, the Partnership is not subject to any order, writ, injunction, judgment or decree of any federal, state or local court, department, agency or instrumentality nor has the Partnership received any written inquiry from any federal, state or local government agency concerning the operation of the Partnership which remains unresolved on the date of this Agreement.

           (c) There are no proceedings, including investigations or inspections, pending against Cargill or, to the knowledge of Cargill after due investigation, threatened against Cargill nor are there any pending negotiations or demands involving Cargill by any federal, state or local governmental agency, or any other person or entity to currently or hereafter terminate, suspend, modify, restrict or materially and adversely change any of the terms, provisions or conditions of the rights of Cargill or which would result in any material obligation with regard to the Cargill Interests.

           (d) To its actual knowledge without any investigation, inquiry or review of its records or of the General Partner, there are no proceedings, including investigations or inspections, pending against the Partnership or threatened against the Partnership nor are there any pending negotiations or demands involving the Partnership by any federal, state or local governmental agency, or any other person or entity to currently or hereafter terminate, suspend, modify, restrict or materially and adversely change any of the terms, provisions or conditions of the rights of the


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Partnership or which would result in any material obligation with regard to the
Partnership or Buyer.

         4.14 Compliance with Laws. To its actual knowledge without any investigation, inquiry or review of its records or of the General Partner, the Partnership is in compliance in all material respects with all applicable laws, rules or regulations of the United States of America or of any state, county, municipality or other political subdivision or any agency of any of the foregoing having jurisdiction over the Partnership.

         4.15 Real Properties. To its actual knowledge without any investigation, inquiry or review of its records or of the General Partner, the Partnership does not own or lease nor has it at any time owned or leased any real property.

         4.16 Commissions. Cargill has not entered into any agreement, commitment or obligation with regard to any brokerage commission or finder's fee arising out of the execution, delivery or performance of this Agreement or the transactions contemplated hereby.


                                    ARTICLE 5
                      REPRESENTATIONS AND WARRANTIES OF SPC

         As a material inducement to Buyer to enter into this Agreement, SPC represents and warrants the following for the benefit of Buyer as of the date hereof:

         5.1 Interest Ownership. SPC is the lawful owner of record and beneficially of the issued and outstanding Interests as indicated in Section 3.2 (the "SPC INTERESTS"), free and clear of all Adverse Claims, including any agreements, proxies, subscriptions, options, warrants, calls, commitments or rights of any character granting to any person any interest in or right to acquire at any time, or upon the happening of any stated event, any of the SPC Interests.

         5.2 Authority. SPC has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and the documents, instruments and certificates to be executed and delivered by it pursuant to this Agreement. The execution, delivery and performance of this Agreement by SPC and all documents, instruments and certificates made or delivered by it pursuant to this Agreement, and the transactions contemplated thereby, have been duly authorized by all necessary action on the part of such SPC.

         5.3 Enforceability. The terms and provisions of this Agreement and all documents, instruments and certificates made or delivered from time to time by each SPC hereunder and thereunder constitute valid and legally binding obligations of SPC, enforceable as against it in accordance with the terms hereof and thereof.

         5.4 Approvals. The execution, delivery and performance of this Agreement by SPC do not and will not require any registration with, consent or approval of, notice to, or any action by any person or governmental authority.


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         5.5 Compliance with Other Instruments. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder will not result in a breach or violation of any term or provision of the charter documents SPC or any contract, agreement, franchise, license, lease, indenture, mortgage, loan agreement, note, order, permit or judgment as to which SPC is a party, the effect of which would materially impair, restrict or condition the ability of SPC to perform its obligations under this Agreement.

         5.6 Litigation.

           (a) There is no claim or controversy, or legal, administrative or other proceeding or governmental investigation, hearing, complaint, appeal, show cause or special relief proceeding pending or, to the best of SPC's knowledge after due investigation, threatened against SPC or affecting any of the SPC Interests nor which would impair the ability or capacity of SPC to perform its obligations under this Agreement. The SPC Interests are subject to any order, writ, injunction, judgment or decree of any federal, state or local court, department, agency or instrumentality.

           (b) There are no proceedings, including investigations or inspections, pending against SPC or, to the best knowledge of SPC after due investigation, threatened against SPC nor are there any pending negotiations or demands involving SPC, by any federal, state or local governmental agency, or any other person or entity to currently or hereafter terminate, suspend, modify, restrict or materially and adversely change any of the terms, provisions or conditions of the rights of SPC, or which would result in any material obligation with regard to the SPC Interests.


                                    ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         As a material inducement to Sellers to enter into this Agreement, Buyer represents and warrants to Sellers the following for the benefit of Sellers as of the date hereof:

         6.1 Organization and Qualification. Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all necessary power and authority to own and utilize its properties and assets and to engage in the business or businesses in which it is presently engaged as and in the places where such property and assets are now owned or utilized or such businesses are now conducted.

         6.2 Authority. Buyer has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and the documents, instruments and certificates to be executed and delivered by Buyer pursuant to this Agreement. The execution, delivery and performance of this Agreement by Buyer and all documents, instruments and certificates made or delivered by Buyer pursuant to this Agreement, and the transactions contemplated hereby, have been duly authorized by all necessary organizational action on the part of Buyer.


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         6.3 Enforceability. The terms and provisions of this Agreement and all documents, instruments and certificates made or delivered from time to time by Buyer hereunder and thereunder constitute valid and legally binding obligations of Buyer enforceable as against Buyer in accordance with the terms hereof and each thereof.

         6.4 Approvals. The execution, delivery and performance of this Agreement by Buyer do not and will not require any registration with, consent or approval of, notice to, or any action by any person or governmental authority.

         6.5 Compliance with Other Instruments.

           (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder are not and will not result in a breach or violation of any term or provision of Buyer's articles of incorporation or bylaws, or any material contract, agreement, franchise, license, lease, indenture, mortgage, loan agreement, note, order, permit or judgment as to which Buyer is a party.

           (b) Buyer has complied with all material provisions of, and is not in material breach or default the effect of which would impair the ability of Buyer to perform its obligations under this Agreement with respect to, its articles of incorporation or bylaws, any franchise, license, lease, indenture, mortgage, loan agreement, note, contract, agreement, commitment, arrangement, order, permit, judgment, instrument or other authorization, right, restriction or obligation to which Buyer is a party or by which Buyer or any of its assets may be bound or affected.

         6.6 Commissions. Buyer has not entered into any agreement, commitment or obligation with regard to any brokerage commission or finder's fee arising out of the execution, delivery or performance of this Agreement or the transactions contemplated thereby.


                                    ARTICLE 7
                            GENERAL PARTNER COVENANTS

         7.1 Use of Cargill Name. Within ten (10) days from the Closing Date, General Partner shall, and shall cause the Partnership and any other Affiliates of General Partner to, cease using and remove the name "Cargill" from any and all documents and media (electronic, print or otherwise) used by the Partnership, the General Partner and any Affiliates (including without limitation brochures, sales material, Internet web sites and advertisements), and thereafter shall have no right to use the name "Cargill" in any manner in any advertising, printed material, electronic medium or other medium.

         7.2 Matters Relating to SPC. Within thirty (30) days from the Closing Date, General Partner shall cause its affiliates to take such actions as is necessary to wind down the affairs of

SPC and liquidate its assets according to its constituent documents. Cargill, as member, agrees to provide reasonable cooperation in such effort.

         7.3 Tax Matters. General Partner agrees to prepare and deliver to Cargill all tax returns and records and take such other actions as required by the Partnership Agreement for all tax periods up to and including the Closing Date.

         7.4 Permitted Encumbrances. Promptly after the Closing Date, General Partner shall cause the Partnership to obtain, and file if necessary, any and all documents necessary to remove those Permitted Encumbrances designated as subject to this Section 7.4.


                                    ARTICLE 8
                   CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE


         8.1 Conditions Precedent; Waiver. Buyer may waive any or all conditions precedent contained in this Agreement in whole or in part, provided that no such waiver of a condition shall constitute a waiver by Buyer of any of its other rights or remedies under this Agreement or otherwise at law or in equity if Sellers should be in default of any of their covenants, agreements, representations or warranties under this Agreement.


                                    ARTICLE 9
                  CONDITIONS PRECEDENT TO SELLERS' PERFORMANCE

         9.1 Conditions Precedent; Waiver. The obligations of Sellers to consummate the transactions contemplated under this Agreement are subject to the satisfaction, on or before the Closing Date, of all the conditions set forth in this Article 7. Sellers may waive any or all of such conditions in whole or in part, provided that no such waiver of a condition shall constitute a waiver by Sellers of any of their other rights or remedies under this Agreement or otherwise at law or in equity if Buyer should be in default of any of the covenants, agreements, representations or warranties made by Buyer under this Agreement.

         9.2 Partnership Distributions. The Partnership must have distributed to Cargill a cash distribution in the aggregate amount of $2,174,387.92 (representing: (a) $456,978.58 as a special limited partner distribution, (b) $1,658,009.34 as reimbursement for certain progress payments, and (c) $59,400 as reimbursement for management fees).

                                   ARTICLE 10
                                   THE CLOSING

         10.1 Time and Place. The closing of the transactions contemplated by this Agreement will take place on the Closing Date at the offices of Buyer, or such other location as the parties hereto may mutually agree. At the closing, certificates, documents and other consideration required by this Agreement may be executed and exchanged.

         10.2 Seller's Obligations at Closing. On the Closing Date, Sellers shall deliver or cause to be delivered to Buyer the following:

           (a) executed Assignment of Limited Partnership Interests in the form set forth as Exhibit 10.2(a) hereto;

           (b) an opinion of counsel to each of General Partner and Cargill dated as of the Closing Date in form and substance satisfactory to Buyer and its counsel; and

           (c) such other documents, instruments and certificates as Buyer or its counsel may reasonably request to effect the transfers contemplated by this Agreement.

         10.3 Buyer's Obligations at Closing. On the Closing Date, Buyer shall deliver or cause to be delivered to Sellers and General Partner the following:

           (a) such documents, instruments and certificates as Seller or its counsel may reasonably request to consummate the transactions contemplated by this Agreement;

           (b) wire transfer of immediately available funds to such account as each Seller directs in writing in the amount equal to the Purchase Price.


                                   ARTICLE 11
                            POST-CLOSING OBLIGATIONS

         11.1 Mutual Indemnity.

           (a) Each of the Sellers, General Partner and Buyer, each for themselves and their successors and assigns (referred to in this Section 9.1 individually as an "INDEMNITOR" and collectively as "INDEMNITORS"), shall defend, indemnify and hold harmless the others, their Affiliates, and their respective officers, directors and employees, and the successors and assigns of each (referred to in this Section 9.1 individually as an "INDEMNITEE" and collectively as "INDEMNITEES") from and against any and all liabilities and obligations asserted or other claims, actions, judgments, assessments, taxes (including without limitation federal, state and local income taxes and property taxes), charges, fines, penalties, debts, damages, costs or expenses of any kind (including legal fees and costs) suffered, incurred or accrued by any of the Indemnitees (individually, an "OBLIGATION") by reason of or arising from the following:

              (1) the breach of any representation or warranty as of the date made by the Indemnitor under this Agreement;

              (2) breach or default by the Indemnitor in the observance or performance of any of the Indemnitor's other obligations under this Agreement;

              (3) only as to a Seller as Indemnitor and Buyer as Indemnitee, the ownership of its Interests, as applicable on or prior to May 31, 1998, including the occurrence of any event after May 31, 1998 attributable to the acts or omissions of such Seller or their predecessors in interest on or prior to May 31, 1998 and including any liability for federal, state or local income and property (real and personal) taxes, including penalties and interest, with respect to its Interests during the period through May 31, 1998 (not including taxes resulting from the sale of the Interests from Seller to Buyer); or

              (4) only as to Buyer as Indemnitor and Sellers as Indemnitee, the ownership of the Interests after the Closing Date.

           (b) Every expense of any attempt to settle or defend a claim of an Obligation, including expenses for proceedings, negotiations, investigations, settlements or suits, shall be borne solely by the Indemnitors.

           (c) Indemnitees shall inform Indemnitors of all Obligations in a timely fashion. Indemnitors may assume the defense of any Obligation at its own expense with counsel of its claims, subject to the reasonable consent of Indemnitees as to such counsel.


                                   ARTICLE 12
                                  MISCELLANEOUS

         12.1 Further Assurances. From time to time following the Closing Date, each party and its Affiliates shall, if requested by another party, make, execute and deliver to the requesting party any such additional instruments, documents and agreements as may be necessary or appropriate to consummate the transactions herein contemplated.

         12.2 Survival. All covenants, agreements, representations and warranties made by General Partner, Sellers and Buyer under this Agreement, any Exhibit or in any document, instrument or certificate contemplated hereby are deemed and construed to be continuing covenants, agreements, representations and warranties which survive the Closing Date for a period of three years from the Closing Date; provided, however, that (i) the representations and warranties of Cargill set forth in Sections 4.1, 4.2, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13(b),
4.13(d), 4.14 and 4.15 survive for a period of one year following the Closing Date and (ii) the covenants contained in Section 12.16 survive for a period of two years from the Closing Date.

         12.3 Notice. Except as otherwise provided in this Agreement, any notice, approval, consent, waiver or other communication required or permitted to be given or to be served upon any person in connection with this Agreement must be in writing given or served by a party or its counsel. Such notice may be personally served, sent by facsimile or overnight messenger, or sent prepaid by registered or certified mail with return receipt requested and are deemed given,
(i) if personally served when delivered to the person to whom such notice is addressed, (ii) if given by facsimile, when sent, or (iii) if given by mail, five (5) business days following deposit in the United States mail. Any notice given by facsimile must be confirmed in writing within forty-eight (48) hours after sent. Such notices must be addressed to the party to whom such notice is to be given at the party's address set forth below or as such party otherwise directs.

           To Cargill:

              Cargill Leasing Corporation
              c/o Cargill Financial Services Corporation
              6000 Clearwater Drive
              Minnetonka, Minnesota  55343
              Facsimile:  612.984.3900
              Attention:  Investment Group Manager

           With a copy to:

              Cargill, Incorporated
              c/o Cargill Financial Services Corporation
              6000 Clearwater Drive
              Minnetonka, Minnesota  55343
              Facsimile:  612.984.3898
              Attention:  Law Department

           To SPC and General Partner:

              Third Coast Capital
              900 N. Franklin Street, #700
              Chicago, Illinois 60610
              Facsimile:  312.337.2567
              Attention:  Mr. Miroslav Anic
                          Ms. Kathleen Wilkerson

           With a copy to:

              Kirkland & Ellis
              200 East Randolph Drive
              Chicago, Illinois 60601
              Facsimile:  312.861.2200
              Attention:  Edward T. Swan, Esq.

           To Buyer:

              DVI Financial Services, Inc.
              4041 MacArthur Boulevard, Suite 401
              Newport Beach, California  92660
              Facsimile:  714.474.5899
              Attention:  Mr. Anthony J. Turek

           With a copy to:

              Cooper, White & Cooper
              201 California Street, 17th Floor
              San Francisco, California  94111
              Facsimile:  415.433.5530
              Attention:  Jeffrey J. Wong, Esq.

         12.4 Waiver. No waiver by a party of any default or breach by another party of any covenant, condition, representation or warranty contained in this Agreement, any Exhibit or any document, instrument or certificate contemplated hereby may be deemed to be a waiver of any subsequent default or breach by such party of the same or any other covenant, condition, representation or warranty. No act, delay, omission or course of dealing on the part of a party in exercising any right, power or remedy under this Agreement or at law or in equity operates as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more do not constitute a waiver of the right to pursue other available remedies.

         12.5 Successors and Assigns. Buyer may assign its rights under this Agreement in whole or in part to any Affiliate of Buyer, but may not delegate or be relieved of any of its obligations under this Agreement. The obligations of Buyer and the rights and obligations of Seller hereunder are assignable only with the written consent of the other party, which may not be unreasonably withheld. Subject to the foregoing, this Agreement inures to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

         12.6 Applicable Law. This Agreement is governed in all respects by the laws of the State of California applicable to agreements negotiated, executed and performed there.

         12.7 Waiver of Trial by Jury. Buyer, General Partner and Sellers hereby waive the right to trial by jury of any matters arising out of this Agreement or any of the other loan documents or the relationship between Buyer, General Partner and Sellers.

         12.8 Submission to Jurisdiction. (a) Buyer, Sellers and General Partner hereby irrevocably submit to the nonexclusive jurisdiction of any California or Federal court sitting in Orange County, California, over any action or proceeding arising out of or relating to this Agreement. Service of copies of summons and complaints and any other process which may be served on Sellers in any action or proceeding arising hereunder may be made by mailing or delivering a copy of such process by registered or certified mail, postage prepaid, to borrower at its address set forth in this Agreement.

           (b) Nothing in this paragraph 12.8 affects the right to serve legal process in any other manner permitted by law or affect the right to bring any action or proceeding in the courts of other jurisdictions to the extent otherwise permitted by law.

           (c) To the extent that Sellers has or hereafter may acquire (i) any immunity from jurisdiction of any court of California or any Federal court sitting in Orange County, California or from any legal process out of any such court (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, or (ii) any objection to the laying of the venue or of an inconvenient forum of any suit, action or proceeding, if brought in California or Federal court sitting in Orange County, California under process served in accordance with subparagraph (a) above, Sellers hereby irrevocably waive such immunity or objection in respect of any suit, action or proceeding arising out of or relating to this Agreement.

         12.9 Attorneys' Fees. If any proceeding is brought between any of the parties arising out of or relating to this Agreement or its breach, the successful or prevailing party in any judgment or award is entitled to the full amount of its reasonable expenses, including all court costs and attorneys' fees paid or incurred in good faith, in addition to such other relief as such party shall be entitled.

         12.10 Severability. If any provision of this Agreement or the application thereof to any party or circumstance is, to any extent, invalid or unenforceable, the remaining provisions of this Agreement, or the application of such provision to the parties or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

         12.11 Sections and Captions. The captions or headings of articles, sections, paragraphs and exhibits of this Agreement are provided for convenience only, and are not of any force or effect in construing any provision of this Agreement.

         12.12 Amendment. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged, or terminated except by an instrument in writing signed by the party against which the enforcement of such writing is sought, and then only to the extent set forth in such writing.

         12.13 Entire Agreement. This Agreement, including the Exhibits hereto which are incorporated in this Agreement by reference, constitute the entire understanding between the parties with respect to the matters set forth herein and or therein and supersede all prior or contemporaneous understandings or agreements between the parties with respect to the subject matter hereof, whether oral or written.

         12.14 Expenses. Except as otherwise provided in this Agreement, each party shall bear its own costs and expenses in connection with the negotiation and performance of the terms, conditions and provisions of this Agreement, including without limitation, attorneys' fees, brokerage fees, commissions or finders' fees.

         12.15 Publicity. No public announcement or disclosure, whether oral or written, concerning the execution and delivery of this Agreement or with respect to the transactions contemplated by this Agreement may be made by either party without the prior written consent of the other, except as may be required by any governmental authority having jurisdiction over Seller or Buyer, provided that the amount of cash transferred to Seller may not be disclosed if not required by such governmental authority. Each party shall furnish to the other for review and approval copies of any announcement or release which it proposes to make public in advance of the delivery thereof to any third party.

         12.16 Confidentiality. Buyer, General Partner and Sellers shall keep confidential all information contained in the financial statements or other information and materials delivered to them by other party under this Agreement, provided that the provisions of this Section 12.16 do not apply with respect to such information as is or was (i) disclosed by Buyer, General Partner or Sellers to their employees, representatives and agents in connection with the transactions contemplated by this Agreement provided that Buyer, General Partner and Sellers shall advise all such employees, representatives and agents of the confidential nature of the information and the requirement of this Section 12.16, (ii) known to the party to which such information was provided before the date of this Agreement, (iii) independently developed by the party to which such information was provided, (iv) publicly known or available other than through disclosure by the party to which such information was provided, (v) rightfully received by the party to which such information was provided from a third person or (vi) required to be disclosed to any lender or governmental authority.

           IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first written.

                                        THIRD COAST SPC-I, L.L.C.,
                                        an Illinois limited liability company


                                        By: ___________________________________


                                        CARGILL LEASING CORPORATION, a Delaware
                                        corporation


                                        By: ___________________________________


                                        DVI FINANCIAL SERVICES, INC.,
                                        a Delaware corporation


                                        By: ___________________________________


                                        THIRD COAST GP-I, L.L.C., an Illinois
                                        limited liability company


                                        By: ___________________________________

                                   EXHIBIT 3.7
                             Permitted Encumbrances


1. The Contracts listed on 3.16 other than the Credit Agreement described below.

2. The Credit Agreement by and among the Partnership, General Partner, Third Coast GP-I, L.L.C. and Silicon Valley Bank and any related Contracts entered into in connection with the Credit Agreement, which must be removed as an Adverse Claim pursuant to Section 7.4.

                                   EXHIBIT 3.9
                           Interests in Other Entities

Bell Geospace
[PENCIL ART] Warrant

Captura
[PENCIL ART] Warrant Series B

Ecrix
[PENCIL ART] Warrant Series B

Harmonic Systems, Inc.
[PENCIL ART] Preferred Stock Purchase Warrant

Q-Club, Inc.
[PENCIL ART] Stock Purchase Warrant

Redcape Software, Inc.
[PENCIL ART] Warrant

Sandbox Entertainment
[PENCIL ART] Warrant for 12,500 shares
[PENCIL ART] Warrant for 25,000 shares
[PENCIL ART] Warrant for 62,500 shares

Tava Technologies
[PENCIL ART] Warrant

Teldata, Inc.
[PENCIL ART] Series C Warrant (2)

                                  EXHIBIT 3.15
                                    Equipment
                                  EXHIBIT 3.16
                                    Contracts

1.       Lease Documentation
Bell Geospace
Loan and Security Agreement
Warrant
Funding Agreement
Intercreditor Agreement
Schedule No. 1
UCC filings

Captura
Master Lease Agreement 101-05001-001
Addendum No. 01
Warrant Purchase Agreement
Warrant Series B
Schedule No. 01
UCC filings

Ecrix
Master Lease Agreement 101-05001-001
Addendum No. 01
Warrant Purchase Agreement
Warrant Series B
Amendment No. 1 to Stockholder's Agreement
Schedule No. 01
Schedule No. 02
Schedule No. 03
Schedule No. 04
UCC filings

Harmonic Systems, Inc.
Master Lease Agreement 101-08001-001
Addendum No. 01
Addendum No. 02
Warrant Purchase Agreement
Preferred Stock Purchase Warrant
Amendment No 1 to Stock Purchase Agreement
Amendment No 2 to the Co-Shareholders First Offer Agreement
Waiver Agreement (3)
Statement of Designation
Schedule No. 01

Schedule No. 02
Schedule No. 03
UCC filings

Jamba Juice Company
Master Lease Agreement 101-10001-001
Addendum No. 01
Addendum No. 02
Schedule No. 01
Schedule No. 02
Schedule No. 03
Schedule No. 04
Bill of Sale to Schedule No. 5
Schedule No. 05
Schedule No. 06
Schedule No. 07
Schedule No. 08
UCC filings

Prolinx
Master Lease Agreement 101-17001-001
Addendum No. 01

Q-Club, Inc.
Master Lease Agreement 101-17001-001
Addendum No. 01
Warrant Purchase Agreement
Registration Agreement
Stock Purchase Warrant
Schedule No. 01-11
UCC filings

Redcape Software, Inc.
Master Lease Agreement 101-18001-001
Addendum No. 01
Warrant Purchase Agreement (2)
Warrant
Schedule No. 01
Schedule No. 02
UCC filings

Sandbox Entertainment
Master Lease Agreement 101-19001-001
Addendum No. 01
Addendum No. 02

Addendum No. 03
Warrant Purchase Agreement for 12,500 shares
Warrant for 12,500 shares
Warrant Purchase Agreement for 25,000 shares
Warrant Purchase Agreement for 62,500 shares
Warrant for 25,000 shares
Warrant for 62,500 shares
Schedule No. 01
Schedule No. 02
Schedule No. 03
Landlord's Waiver
UCC filings

Tava Technologies
Master Lease Agreement 101-20002-001
Addendum No. 01
Warrant Purchase Agreement
Warrant
Schedule No. 01
UCC filings

Teldata, Inc.
Master Lease Agreement 108-20002-001
Addendum No. 01
Addendum No. 02
Warrant Purchase Agreement (2)
Series C Warrant (2)
Schedule No. 01
Schedule No. 02
Schedule No. 03
Bill of Sale dated 12/15/97
Bill of Sale dated 01/26/98
UCC filings

2.       Silicon Valley Bank Credit
Agreement dated December 18, 1996 Loan Modification Agreement dated December 18, 1997 Loan Modification Agreement dated March 18, 1998

3.       Partnership Agreement
Agreement of Limited Partnership of Third Coast Venture Lease Partners I, L.P.